Exhibit 5.1

November 16, 2018

Board of Directors	Squire Patton Boggs (UK) LLP
LivaNova PLC	7 Devonshire Square
20 Eastbourne Terrace	London EC2M 4YH
London W2 6LG	United Kingdom
DX 136546 Bishopsgate 2

O +44 20 7655 1000
F +44 20 7655 1001
squirepattonboggs.com

Ladies and Gentlemen:

We have acted as counsel to LivaNova PLC, a public limited company organised under the laws of England and Wales (the "Company"), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof. This Registration Statement relates to 2,500,000 ordinary shares, par value £1.00 per share, of the Company (the "Plan Shares") which may be issued or sold pursuant to the LivaNova Global Employee Share Purchase Plan (the "Plan").
In connection with this opinion, we have examined copies of (i) the Registration Statement, (ii) the articles of association of the Company, as amended, as presently in effect, (iii) the resolutions adopted by the Board of Directors of the Company, the committees thereof and the shareholders and related minutes that authorise the Registration Statement, the issuance of the Plan Shares, and other related matters, (iv) the Plan and (v) such other documents as we have deemed necessary or appropriate for purposes of this opinion. With respect to such examination, we have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the due execution and delivery of all documents by the parties thereto. We have also considered such legal matters as we have deemed necessary and relevant as the basis for this opinion. Insofar as this opinion relates to Plan Shares to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of issuance are the same as such laws, rules and regulations in effect as of the date hereof and that there will be available at the time of the issuance of the Plan Shares a sufficient number of authorised and unissued ordinary shares in the Company. In addition, we have assumed that the resolutions of the Company's Board of Directors or its applicable committee authorising the Company to issue and deliver the Plan Shares pursuant to the Plan will be in full force and effect at all times at which such Plan Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such

Squire Patton Boggs (UK) LLP
Board of Directors
November 16, 2018

resolutions. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company.
Based upon and subject to the foregoing assumptions and qualifications, and the further qualifications set forth below, we are of the opinion that the Plan Shares to be issued by the Company have been duly authorised for issuance and, when issued and allotted, delivered and paid for in accordance with the terms of the Plan, will be validly issued, allotted, fully paid and nonassessable.
The opinions set forth herein are rendered as of the date hereof and are based solely upon the laws of England and Wales, and we express no opinion with respect to any other laws of any other jurisdiction.
We hereby consent to the reference to our firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.
Yours faithfully
/s/ Squire Patton Boggs (UK) LLP
Squire Patton Boggs (UK) LLP